NEWS RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Tejal R. Engman	Washington, DC 20006
Director of Investor Relations	Tel 202-774-3200
E-Mail: tengman@washreit.com	Fax 301-984-9610
www.washreit.com

February 16, 2017

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FINANCIAL AND OPERATING RESULTS FOR 2016
Washington REIT (Washington Real Estate Investment Trust - NYSE: WRE), a leading owner and operator of diversified properties in the Washington, DC region, reported financial and operating results today for the quarter and year-ended December 31, 2016:

Full Year and Fourth Quarter 2016 Highlights

•	Reported net income attributable to the controlling interests of $119.3 million for the year, or $1.65 per diluted share, compared to $89.7 million, or $1.31 per diluted share, in 2015

•
Reported net income attributable to the controlling interests of $5.4 million for the quarter, or $0.07 per diluted share, compared to $62.1 million, or $0.91 per diluted share, in the same period one year ago

•	Reported NAREIT Funds from Operations (FFO) of $126.0 million for the year, or $1.74 per diluted share, compared to $108.5 million, or $1.58 per diluted share in 2015

•	Reported Core FFO of $1.76 per diluted share for the year, a $0.05 increase over Core FFO of $1.71 per diluted share in 2015

•	Reported Core FFO of $0.43 per diluted share for the quarter, a $0.03 decrease over Core FFO of $0.46 per diluted share in the same period one year ago

•	Achieved same-store Net Operating Income (NOI) growth of 1.2% for the year, with same-store rental growth of 1.6% over 2015

•	Improved overall portfolio physical occupancy to 93.5%, 330 basis points higher than year-end 2015, and 30 basis points higher than at September 30, 2016

•	Executed the sale of the suburban Maryland office portfolio, totaling approximately 1.2 million square feet, for $240.0 million

•	Acquired Riverside Apartments, a 1,222 unit apartment community in Alexandria,VA, for $244.8 million

•	Reduced secured debt by $270 million during the year, thereby lowering leverage and strengthening the balance sheet

"2016 was a transformational year for Washington REIT," said Paul T. McDermott, President and Chief Executive Officer. "We sold our suburban Maryland office portfolio, allocated capital into value-add, metro-centric multifamily and further reduced our debt, thereby elevating the quality of our portfolio, strengthening our balance sheet, and improving our risk-adjusted growth profile. Today, Washington REIT projects strong 2017 same-store NOI growth, a multi-year value-creation pipeline, and a solid balance sheet, all of which will enable us to continue to capitalize on key growth opportunities in our region."

Financial Results

Net income attributable to the controlling interests for the year-ended December 31, 2016 was $119.3 million, or $1.65 per diluted share, compared to $89.7 million, or $1.31 per diluted share, in 2015.

Net income attributable to the controlling interests for the quarter-ended December 31, 2016 was $5.4 million, or $0.07 per diluted share, compared to $62.1 million, or $0.91 per diluted share, in the same period one year ago.

Core Funds from Operations(1), was $1.76 per diluted share for the year and $0.43 per diluted share for the quarter-ended December 31, 2016, as compared to $1.71 per diluted share and $0.46 per diluted share, respectively, for the

Washington Real Estate Investment Trust

corresponding periods in 2015.

FFO as defined by NAREIT for the year-ended December 31, 2016 was $126.0 million, or $1.74 per diluted share, compared to $108.5 million, or $1.58 per diluted share, in 2015. FFO for the quarter-ended December 31, 2016 was $31.7 million, or $0.42 per diluted share, compared to $31.5 million, or $0.46 per diluted share, in the same period one year ago.

2016 Operating Results

The Company's overall portfolio NOI(2) for 2016 was $198.3 million, compared to $194.2 million in 2015. Overall portfolio physical occupancy as of year end was 93.5%, compared to 90.2% as of year-end 2015.

Same-store(3) portfolio NOI increased by 1.2% for the year, while cash NOI increased by 0.9% compared to 2015. Same-store rental growth for the year was 1.6%. Same-store portfolio physical occupancy as of year end was 94.3%, compared to 92.1% as of year-end 2015.

▪
Office: 51% of Total NOI - Office properties' same-store NOI increased by 1.4% for the year and cash NOI increased by 0.8% compared to the same period one year ago. Rental rates increased 1.8% and same-store physical occupancy as of year-end 2016 increased 110 basis points to 92.1% over year-end 2015.

▪
Retail: 23% of Total NOI - Retail properties' same-store NOI decreased by 0.1% for the year and cash NOI decreased by 0.3% compared to the same period one year ago, primarily due to two long-term leases not commencing until third-quarter 2016. Rental rates increased 2.3% and same-store physical occupancy as of year-end 2016 increased 420 basis points to 95.7% over year-end 2015.

▪
Multifamily: 26% of Total NOI - Multifamily properties' same-store NOI increased by 2.7% for the year and cash NOI for the year increased by 3.0% compared to the same period one year ago. Rental rates increased 0.3% while same-store physical occupancy increased 170 basis points to 96.0% as of year-end 2016 compared to year-end 2015.

Fourth Quarter 2016 Operating Results

The Company's overall portfolio NOI for the fourth quarter was $48.0 million, compared to $51.4 million in the same period one year ago and $50.6 million in the third quarter of 2016.

Same-store portfolio NOI for the fourth quarter decreased by 1.3% while cash NOI decreased by 0.9% compared to the same period one year ago. Same-store rental growth for the fourth quarter was 1.4%.

▪
Office: 48% of Total NOI - Office properties' same-store NOI for the fourth quarter decreased by 1.5% and cash NOI decreased by 2.2% compared to the same period one year ago due to decreased lease termination fees and increased operating expenses, partly driven by higher repairs and maintenance, real estate taxes, and marketing expenses. Rental rates increased 2.0%.

▪
Retail: 24% of Total NOI - Retail properties' same-store NOI for the fourth quarter decreased by 2.5% and cash NOI for the fourth quarter decreased by 1.0% compared to the same period one year ago, due to increased operating expenses, partly driven by increased bad debt expense including one tenant bankruptcy as well as higher real estate taxes. Rental rates increased 0.9%.

▪
Multifamily: 28% of Total NOI - Multifamily properties' same-store NOI for the fourth quarter increased by 1.0% and cash NOI increased by 2.3% compared to the same period one year ago, impacted by a restaurant bankruptcy at one of our properties. Rental rates increased 0.8%.

Washington Real Estate Investment Trust

Full-Year and Fourth Quarter 2016 Leasing Activity

During full-year 2016, Washington REIT signed new and renewal commercial leases as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
Office	581,000	5.7	5.3	$41.67	13.2%	$29.69	$11.54
Retail	207,000	6.4	1.2	31.32	19.4%	6.32	5.57
Total	788,000	5.9	4.4	38.96	14.5%	23.57	9.98

During the fourth quarter, Washington REIT signed commercial leases totaling 180,000 square feet, including 49,000 square feet of new leases and 131,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office	39,000	4.9	3.0	$42.64	5.7%	$31.88	$10.88
Retail	10,000	9.2	1.0	44.14	15.4%	29.72	20.48
Total	49,000	5.8	2.5	42.96	7.6%	31.43	12.89

Renewal:
Office	65,000	4.9	3.1	$46.84	8.1%	$16.45	$11.33
Retail	66,000	4.9	—	30.27	10.0%	0.86	1.83
Total	131,000	4.9	1.8	38.49	8.9%	8.60	6.54

Capital Update

In December 2016 and January 2017, Washington REIT refinanced pre-payable and maturing secured debt by drawing $100.0 million and $50.0 million respectively on the seven-year $150.0 million unsecured term loan that the Company had entered into in July 2016, which is scheduled to mature on July 21, 2023. Washington REIT entered into a forward swap from floating interest rates to a 2.86% all-in fixed interest rate for $150.0 million commencing on March 31, 2017.

Earnings Guidance

2017 Core FFO guidance is expected to range from $1.74 to $1.82 per fully diluted share. The following assumptions are included in this guidance:

•	Same-store NOI growth is projected to range from 4.75% to 5.25%

•	Same-store office NOI growth is projected to range from 7.0% to 7.5%

•	Same-store retail NOI growth is projected to range from 3.0% to 3.5%

•	Same-store multifamily NOI growth is now projected to range from 2.5% to 3.0%

•	General and administrative expense is projected to be approximately $19.0 to $20.0 million

•	Interest expense is projected to be approximately $46.0 to $47.0 million

•	Non same-store office NOI is projected to range between $9.0 to $10.0 million

•	Non same-store multifamily NOI is projected to range between $13.0 to $13.75 million

The company is not providing guidance related to acquisitions or dispositions at this time.

Non same-store properties in 2017 are Riverside Apartments, which is a multifamily asset acquired in 2016 and The Army Navy Building and Braddock Metro Center, which are office assets that are being repositioned in 2017.

Washington Real Estate Investment Trust

Washington REIT's 2017 Core FFO guidance is based on a number of factors, many of which are outside its control and all of which are subject to change. Washington REIT may change its guidance during the year as actual and anticipated results vary from these assumptions.

2017 Guidance Reconciliation Table

A reconciliation of projected net income attributable to the controlling interests per diluted share to projected Core FFO per diluted share for the year ending December 31, 2017 is as follows:

	Low	High
Net income attributable to the controlling interests per diluted share(a)	$0.34	$0.42
Real estate depreciation and amortization(a)	1.40	1.40
NAREIT FFO per diluted share	1.74	1.82
Core adjustments	—	—
Core FFO per diluted share	$1.74	$1.82

(a) Does not include any impact from potential acquisitions and dispositions during the year.

Dividends

On January 6, 2017, Washington REIT paid a quarterly dividend of $0.30 per share.

Washington REIT today announced its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on March 31, 2017 to shareholders of record on March 15, 2017.

Conference Call Information

The Conference Call for year-end 2016 Earnings is scheduled for Friday, February 17, 2017 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:        877-407-9205
International Toll Number:    201-689-8054

The instant replay of the Conference Call will be available until March 3, 2017 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:        877-481-4010
International Toll Number:    919-882-2331
Conference ID:         10048

The live on-demand webcast of the Conference Call will be available on the Investor section of Washington REIT's website at www.washreit.com. Online playback of the webcast will be available for two weeks following the Conference Call.

About Washington REIT

Washington REIT is a self-administered equity real estate investment trust investing in income-producing properties in the greater Washington metro region. Washington REIT owns a diversified portfolio of 49 properties, totaling approximately 6 million square feet of commercial space and 4,480 multifamily units, and land held for development. These 49 properties consist of 19 office properties, 16 retail centers and 14 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE: WRE).
Note: Washington REIT's press releases and supplemental financial information are available on the Company's website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this

Washington Real Estate Investment Trust

earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general and local economic and real estate market conditions, the potential for federal government budget reductions, the risk of failure to complete contemplated acquisitions and dispositions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2015 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of Washington REIT's operating portfolio and affect the comparative measurement of Washington REIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments, casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We provide each of NOI and cash NOI as a supplement to net income calculated in accordance with GAAP. As such, neither should be considered an alternative to net income as an indication of our operating performance. They are the primary performance measures we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. Same-store properties include all properties that were owned for the entirety of the current and prior reporting periods and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. A non-same-store property is one that was acquired, under redevelopment or development, or placed into service during either of the periods being evaluated. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	December 31,		December 31,
	2016	2015	2016	2015
Multifamily	96.0%	94.3%	94.5%	93.4%
Office	92.1%	91.0%	91.1%	87.6%
Retail	95.7%	91.5%	95.7%	91.5%

Overall Portfolio	94.3%	92.1%	93.5%	90.2%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion. For Q4 2016 and Q4 2015, same-store properties exclude:

Acquisitions:
Multifamily - The Wellington and Riverside Apartments;
Development/Redevelopment:
Multifamily - The Maxwell
Office - Silverline Center and The Army Navy Building;
Sold properties classified as continuing operations:
Multifamily - Munson Hill Towers
Retail - Montgomery Village Shopping Center
Office - Dulles Station II, Maryland Office Portfolio - Wayne Plaza, 600 Jefferson Plaza, 6110 Executive Boulevard, West Gude, 51 Monroe Street and One Central Plaza

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
OPERATING RESULTS	2016	2015	2016	2015
Revenue
Real estate rental revenue	$76,952	$79,102	$313,264	$306,427
Expenses
Real estate expenses	28,940	27,688	115,013	112,234
Depreciation and amortization	26,302	28,808	108,406	108,935
Acquisition costs	—	119	1,178	2,056
Casualty (gain) and real estate impairment loss, net	—	—	(676)	5,909
General and administrative	4,527	4,854	19,545	20,123
	59,769	61,469	243,466	249,257
Other operating income
Gain on sale of real estate	—	59,376	101,704	91,107
Real estate operating income	17,183	77,009	171,502	148,277
Other income (expense):
Interest expense	(11,773)	(15,012)	(53,126)	(59,546)
Other income	92	162	297	709
Loss on extinguishment of debt	—	—	—	(119)
Income tax (expense) benefit	(76)	(64)	615	(134)
	(11,757)	(14,914)	(52,214)	(59,090)

Net income	5,426	62,095	119,288	89,187
Less: Net loss attributable to noncontrolling interests in subsidiaries	19	38	51	553
Net income attributable to the controlling interests	$5,445	$62,133	$119,339	$89,740

Income from continuing operations	$5,426	$62,095	$119,288	$89,187
Continuing operations real estate depreciation and amortization	26,302	28,808	108,406	108,935
Gain on sale of depreciable real estate	—	(59,376)	(101,704)	(89,653)
NAREIT Funds from operations(1)	$31,728	$31,527	$125,990	$108,469

Non-cash loss on extinguishment of debt	—	—	—	119
Tenant improvements and leasing incentives	(4,822)	(6,792)	(18,893)	(19,170)
External and internal leasing commissions capitalized	(3,403)	(2,426)	(9,019)	(6,895)
Recurring capital improvements	(1,660)	(3,296)	(4,951)	(6,048)
Straight-line rents, net	(603)	(533)	(2,848)	(1,344)
Non-cash fair value interest expense	47	41	179	150
Non real estate depreciation & amortization of debt costs	873	980	3,545	3,979
Amortization of lease intangibles, net	900	925	3,594	3,576
Amortization and expensing of restricted share and unit compensation	737	1,123	3,398	5,007
Funds available for distribution(4)	$23,797	$21,549	$100,995	$87,843

Washington Real Estate Investment Trust

		Quarter Ended December 31,		Year Ended December 31,
Per share data:		2016	2015	2016	2015
Net income attributable to the controlling interests	(Basic)	$0.07	$0.91	$1.65	$1.31
	(Diluted)	$0.07	$0.91	$1.65	$1.31
NAREIT funds from operations	(Basic)	$0.42	$0.46	$1.74	$1.59
	(Diluted)	$0.42	$0.46	$1.74	$1.58

Dividends declared		$0.30	$0.30	$1.20	$1.20

Weighted average shares outstanding - basic		74,592	68,204	72,163	68,177
Fully diluted weighted average shares outstanding		74,779	68,371	72,339	68,310

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31,
	2016	2015
Assets
Land	$573,315	$561,256
Income producing property	2,112,088	2,076,541
	2,685,403	2,637,797
Accumulated depreciation and amortization	(657,425)	(692,608)
Net income producing property	2,027,978	1,945,189
Properties under development or held for future development	40,232	36,094
Total real estate held for investment, net	2,068,210	1,981,283
Cash and cash equivalents	11,305	23,825
Restricted cash	6,317	13,383
Rents and other receivables, net of allowance for doubtful accounts of $2,377 and $2,297 respectively	64,319	62,890
Prepaid expenses and other assets	103,468	109,787
Total assets	$2,253,619	$2,191,168

Liabilities
Notes payable, net	$843,084	$743,181
Mortgage notes payable, net	148,540	418,052
Lines of credit	120,000	105,000
Accounts payable and other liabilities	46,967	45,367
Dividend Payable	22,414	20,434
Advance rents	11,750	12,744
Tenant security deposits	8,802	9,378
Total liabilities	1,201,557	1,354,156

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 74,606 and 68,191 shares issued and outstanding, respectively	746	682
Additional paid-in capital	1,368,636	1,193,298
Distributions in excess of net income	(326,047)	(357,781)
Accumulated other comprehensive income (loss)	7,611	(550)
Total shareholders' equity	1,050,946	835,649
Noncontrolling interests in subsidiaries	1,116	1,363
Total equity	1,052,062	837,012
Total liabilities and equity	$2,253,619	$2,191,168

Washington Real Estate Investment Trust

The following tables contain reconciliations of same-store net operating income to net income attributable to the controlling interests for the periods presented (in thousands):

Quarter Ended December 31, 2016	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$8,107	$19,856	$11,502	$39,465
Add: Net operating income from non-same-store properties(3)	5,567	2,980	—	8,547
Total net operating income(2)	$13,674	$22,836	$11,502	$48,012
Add/(deduct):
Other income				92
Interest expense				(11,773)
Depreciation and amortization				(26,302)
General and administrative expenses				(4,527)
Income tax expense				(76)
Net income				5,426
Less: Net loss attributable to noncontrolling interests in subsidiaries				19
Net income attributable to the controlling interests				$5,445

Quarter Ended December 31, 2015	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$8,029	$20,154	$11,792	$39,975
Add: Net operating income from non-same-store properties(3)	2,608	8,338	493	11,439
Total net operating income(2)	$10,637	$28,492	$12,285	$51,414
Add/(deduct):
Other income				162
Acquisition costs				(119)
Interest expense				(15,012)
Depreciation and amortization				(28,808)
General and administrative expenses				(4,854)
Income tax expense				(64)
Gain on sale of real estate				59,376
Net income				62,095
Less: Net income attributable to noncontrolling interests in subsidiaries				38
Net income attributable to the controlling interests				$62,133

Washington Real Estate Investment Trust

The following tables contain reconciliations of same-store net operating income to net income attributable to the controlling interests for the periods presented (in thousands):

Year Ended December 31, 2016	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$32,691	$78,647	$45,706	$157,044
Add: Net operating income from non-same-store properties(3)	18,325	22,882	—	41,207
Total net operating income(2)	$51,016	$101,529	$45,706	$198,251
Add/(deduct):
Other income				297
Acquisition costs				(1,178)
Interest expense				(53,126)
Depreciation and amortization				(108,406)
General and administrative expenses				(19,545)
Income tax benefit				615
Gain on sale of real estate				101,704
Casualty gain and real estate impairment, net				676
Net income				119,288
Less: Net loss attributable to noncontrolling interests in subsidiaries				51
Net income attributable to the controlling interests				$119,339

Year Ended December 31, 2015	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$31,842	$77,578	$45,737	$155,157
Add: Net operating income from non-same-store properties(3)	7,300	29,572	2,164	39,036
Total net operating income(2)	$39,142	$107,150	$47,901	$194,193
Add/(deduct):
Other income				709
Acquisition costs				(2,056)
Interest expense				(59,546)
Depreciation and amortization				(108,935)
General and administrative expenses				(20,123)
Income tax expense				(134)
Gain on sale of real estate				91,107
Loss on extinguishment of debt				(119)
Real estate impairment				(5,909)
Net income				89,187
Less: Net income attributable to noncontrolling interests in subsidiaries				553
Net income attributable to the controlling interests				$89,740

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income to core funds from operations for the periods presented (in thousands, except per share amounts):

		Quarter Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015
Net income		$5,426	$62,095	$119,288	$89,187
Add/(deduct):
Real estate depreciation and amortization		26,302	28,808	108,406	108,935
Gain on sale of depreciable real estate		—	(59,376)	(101,704)	(89,653)
NAREIT funds from operations(1)		31,728	31,527	125,990	108,469
Add/(deduct):
Loss on extinguishment of debt		—	—	—	119
Casualty (gain) and real estate impairment loss, net		—	—	(676)	5,909
Gain on sale of non-depreciable real estate, net		—	—	—	(1,404)
Severance expense		—	—	828	1,001
Relocation expense		—	—	16	90
Acquisition costs and structuring expense		118	189	1,521	2,721

Core funds from operations(1)		$31,846	$31,716	$127,679	$116,905

		Quarter Ended December 31,		Year Ended December 31,
Per share data:		2016	2015	2016	2015
NAREIT FFO	(Basic)	$0.42	$0.46	$1.74	$1.59
	(Diluted)	$0.42	$0.46	$1.74	$1.58
Core FFO	(Basic)	$0.43	$0.46	$1.77	$1.71
	(Diluted)	$0.43	$0.46	$1.76	$1.71

Weighted average shares outstanding - basic		74,592	68,204	72,163	68,177
Fully diluted weighted average shares outstanding		74,779	68,371	72,339	68,310